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                                   [TLC LOGO]


                                   AGREEMENT


Date: as of April 3, 1996


TLC ENTERTAINMENT                        BEACHPORT ENTERTAINMENT
-----------------                        -----------------------
                                         DIGITAL GROUP
                                         -------------
"TLC"                                    "BEACHPORT"
3965 Carpenter Ave.                      517 North Robertson, Suite 200
Studio City, CA. 91604                   Los Angeles, CA 90048
Contact: Mr. George Taweel               429 Santa Monica Blvd. (After 4/15/96)
Ph:  (818) 760-7222                      Santa Monica, CA 90404
Fax: (818) 760-8309                      Contact: Mr. Chris Riggs
                                         Ph: (310) 278-5114
                                         Fax:_________________________
                                         Fed. ID No.:_________________

RE: McGEE'S NEW BIBLE FOR KIDS CD-ROM (working title)

This Agreement is made as of April 3, 1996 between TLC Entertainment ("TLC"), a California Joint Venture, and Beachport Entertainment Digital Group ("Beachport"), a California Corporation, whereby Beachport agrees to provide software design, development, and production services to TLC as the technology company responsible for the production of the CD-ROM product, tentatively entitled "McGee's New Bible for Kid's CD-ROM".

1. Services. Beachport hereby agrees to perform, in consultation with TLC and to TLC's satisfaction, all software design, technological, and production services ("Services") necessary to complete a fully functional interactive CD-ROM product based on and/or related to the McGee and Me! video series (the "Series"), tentatively entitled "McGee's New Bible for Kid's CD-ROM" (the "Product"). The Product structure will be based upon the presentation written by TLC and Beachport dated February 7, 1996 (MCD-ROM 105), and attached herein as Exhibit A.

TLC/Beachport Deal-McGee CD-ROM                                          Page 1.

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     TLC will be responsible for securing distribution outlets for the product, including negotiating the Tyndale Deal, as noted below. TLC will also be responsible for attempting to secure a general market distributor prior to April 15, 1996, or thereafter, if Tyndale unable to successfully execute those rights.

     Based on the deal ("Tyndale Deal") drafted between the parties (dated March 7, 1996, signed March 14, 1996), Tyndale New Media ("Tyndale"), a division of Tyndale House Publishers, shall serve as the religious distributor of the product (and potentially the general market distributor). Beachport and TLC shall be bound by the terms of that agreement, which has been attached hereto as Exhibit B, except as amended herein.

     The following shall serve as amendments to the March 7, 1996 Tyndale Deal. Beachport shall perform the Services by delivering the completed concept design document to TLC by no later then Friday, March 29, 1996. Final delivery of the "gold master" to TLC will be on or before August 5, 1996.

2. Content. The bulk of the content will be provided by Tyndale, per the Tyndale Deal; however, Beachport will be responsible for working with TLC to set reasonable deadlines for the content rewrites, or new or adapted material that TLC is providing.

3. Approvals. All Work ("Work") produced and provided by Beachport must be approved by TLC prior to delivery to Tyndale. Beachport will provide sufficient time for TLC to comment on material, and will make necessary changes prior to delivery to Tyndale.

4. Funding. The Production Budget for this project has been set at $150,000. The Funding will be through advances from Tyndale, and potentially other distributors, as well as funding and deferred compensation from both Beachport and TLC.

     Per the Tyndale Deal, Tyndale will advance $50,000 ("Tyndale's Advance"), which will be split $15,000 to TLC and $35,000 to Beachport. The payment to Beachport will be broken down as follows:

TLC/Beachport Deal-McGee CD-ROM                                          Page 2.

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     $10,000     Upon TLC's receipt of Tyndale payment (Beachport
                 acknowledges that TLC Check #101 was paid in this
                 amount on March 18, 1996)
     $16,250     Upon signature of this agreement
     $ 8,750     Within fifteen days of Final Delivery payment from Tyndale
     -------
     $35,000


     Of the remaining $100,000 production budget, it is understood that both Beachport and TLC will be responsible for funding their own company expenses, including development and travel.

     Any additional advances that are able to be secured through new or existing distributors shall first be split with Tyndale as described in the Tyndale Deal, thereafter, the remaining funds shall be split 50% to TLC and 50% to Beachport.

5. Recovery & Profits. The profit percentages received by TLC and Beachport shall be based on the Tyndale Deal, however, payments from Tyndale will be made directly to TLC. As such, Tyndale will recoup its advance prior to any profit split; however, when recoupment is attained, and profits shall be split 50% to TLC and 50% to Beachport. Within thirty days of TLC's receipt of profits, if any, from Tyndale, TLC will distribute to Beachport its share at the address listed in this agreement.

6. Administrative Costs. The tracking of residuals, general accounting, and Administrative procedures shall be handled by TLC. Any direct Administrative Costs will be deducted prior to the profit split. TLC will attempt to keep these costs as minimal as possible.

7. Equipment. Beachport shall provide all equipment and supplies necessary for performance of the Services and shall be solely responsible for any and all costs and expense incurred by Beachport in the performance of Services hereunder, including, but not limited to, the Technical Support provisions of the Tyndale Deal.

8. Technology. Certain new technological developments will be created for this project. It is understood that in any future deals


TLC/Beachport Deal-McGee CD-ROM                                          Page 3.


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     between Beachport and TLC these technological developments may be used without additional charges to Beachport or TLC.

9. Copyright. The copyright on any material created for this project by TLC and Beachport will be shared by TLC and Beachport.

10. Standard Terms and Conditions. TLC and Beachport agree that the Standard Terms and Conditions attached hereto as Exhibit "C" shall constitute an integral part of this Agreement and are hereby incorporated into this Agreement. If any provision set forth above conflicts (or is construed to conflict) with any provision of the Standard Terms and Conditions, the provisions hereinabove set forth shall control.


TLC:                                    Beachport:
TAWEEL-LOOS & COMPANY                   BEACHPORT ENTERTAINMENT
ENTERTAINMENT                           DIGITAL GROUP

By: /s/ GEORGE TAWEEL                   By: /s/ CHRIS RIGGS
    ------------------------                --------------------------
    George Taweel                           Chris Riggs


Its: Partner                            Its: President
    ------------------------                --------------------------


By: /s/ ROB LOOS
    ------------------------
    Rob Loos


Its: Partner
    ------------------------



TLC/Beachport Deal-McGee CD-ROM                                          Page 4.


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